FORM N-SAR
Exhibits 77Q1(a)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 06/30/2011

The following documents were previously filed with Post-Effective Amendment No. 55 to the Registrant’s registration statement filed on April 14, 2011, accession number 0001144204-11-021827

 Declaration of Trust

1.	Certificate of Trust dated December 15, 2010
2.	Declaration of Trust dated December 15, 2010

 By-Laws

1.	By-Laws of the Registrant dated December 15, 2010